UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2020

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Florham Park, New Jersey 07932
(Address of principal executive offices, and zip code)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 Warrant to purchase common stock, expiring April 20, 2021	CLRB CLRBZ	NASDAQ Capital Market NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020, Cellectar Biosciences, Inc. (the “Company”) announced the appointment of John Friend II, M.D., as Vice President and Chief Medical Officer effective as of July 1, 2020.

Dr. Friend returns to the Company bringing more than 17 years of global drug development and medical affairs expertise in hematology/oncology as well as a variety of other therapeutic indications. Most recently, he was chief medical officer of DRGT and prior to his earlier tenure at the Company, Dr. Friend served as Senior Vice President of Research and Development at Helsinn Therapeutics (U.S.), Inc. leading its research and development, clinical, medical affairs and regulatory affairs divisions. Prior to his time at Helsinn, Dr. Friend held executive responsibility for clinical research, medical affairs, pharmacovigilance and risk management at various pharmaceutical companies including Akros Pharma, Actavis, Alpharma, Hospira and Abbott. Dr. Friend completed his post-graduate residency program in family medicine and subsequently served as Clinical Director and faculty attending physician at Cabarrus Family Medicine Residency Program in North Carolina. He earned his medical degree from UMDNJ-Robert Wood Johnson Medical School (now Rutgers, RWJMS) and received his undergraduate degree in Chemistry from Southern Methodist University.

In connection with the appointment of Dr. Friend to the position of Vice President and Chief Medical Officer, the Company entered into an employment agreement with Dr. Friend (the “Employment Agreement”). The Employment Agreement provides that Dr. Friend will be an employee “at will” and includes his expected compensation package. Pursuant to the Employment Agreement, Dr. Friend will receive an annual base salary of $400,000 and a targeted annual bonus of 30 percent of base salary, and will be granted an option to purchase 100,000 shares of the Company’s common stock, vesting annually over three years. This grant was approved by both the Compensation Committee of the Company’s Board of Directors and the full Board of Directors and made as an inducement material to Dr. Friend’s entering into employment with the Company as contemplated by Nasdaq Listing Rule 5635(c)(4). In the event of a dismissal without cause, or resignation by Dr. Friend for good reason, Dr. Friend will be entitled to nine months of severance. In the event of dismissal without cause, or resignation by Dr. Friend for good reason, within the twelve months following a change in control, Dr. Friend will be entitled to twelve months of severance.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement (Exhibit 10.1 to this Current Report on Form 8-K) and incorporated herein by reference. The Company’s press release announcing the appointment of Dr. Friend is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title
10.1	Employment Agreement between the Company and John Friend dated July 1, 2020
99.1	Press release dated July 1, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2020	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Dov Elefant
Name: Dov Elefant
Title: Chief Financial Officer

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